Exhibit 10.13

                       AUTHORIZED SUBCONTRACTOR AGREEMENT

     THIS AGREEMENT ("Agreement"), entered into this 28th day of February, 2003 (the "Effective Date"), by and between American Connection. LLC, having a business office and address at 5601 North Powerline Road, Suite 107, Fort Lauderdale, Florida 33309 ("ACL"), and FTS Apparel, Inc. DBA FTS Wireless having its principal place of business at 12014 Anderson Rd. Tampa, Florida 33625("Subcontractor").

                                    RECITALS

     A. ACL is authorized to solicit subscriptions for wireless communications services (the "Service" or the "Services") and sell wireless devices and accessories ("Equipment") in specific geographic areas pursuant to arrangements with its affiliate companies and various facilities based wireless communications service providers, which include Nextel, T-Mobile, Sprint and AT&T ("Service Provider" or "Service Providers").

     B. ACL and Subcontractor desire to enter into an Agreement to provide for ACL's engagement of Subcontractor to assist in ACL's representation of Service Provider on a non-exclusive basis for the solicitation of orders for the Services from end-user customers (the "Subscribers") on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do contract and agree as follows:

1.     SCOPE  OF  ENGAGEMENT

1.1 Non-Exclusive Relationship: ACL does hereby agree to engage Subcontractor, and Subcontractor does hereby agree to accept engagement with ACL, as a non-exclusive sales representative to sell the Services specifically designated in Exhibit A. Subcontractor acknowledges and agrees that ACL may engage any other Subcontractors (both within and without Subcontractor's geographic area) which ACL desires to sell the Services and/or Equipment and that ACL and/or such other Subcontractors may and likely shall compete directly or indirectly with Subcontractor.

1.2 Independent Contractor: In performing its responsibilities hereunder, Subcontractor is acting as an independent contractor, and nothing contained herein shall be construed to create a partnership, agency, joint venture, or employer/employee relationship between the parties. Subcontractor has no authority to assume or create any obligation or responsibility, express or implied, on behalf of ACL or to otherwise legally bind ACL, unless and except to the extent, if any, specifically designated herein. Each party to this Agreement shall be responsible for: its own social security, withholding, and/or any and all other applicable tax obligations; any and all expenses incurred in the operation of its business; and the establishment of its employee working hours and other conditions of employment. Subcontractor shall promptly pay when due, all taxes and assessments against any real or personal property used in connection with Subcontractor's business, and all liens or encumbrances of every kind or character created or placed upon or against any such property, and all accounts and other indebtedness of every kind incurred by Subcontractor in the conduct of its business.
1.3 Subcontractor shall comply, at its own expense, with the provisions of all applicable municipal requirements, the state and federal laws and executive orders applicable to Subcontractor as an employer, and any and all other applicable laws, requirements, FCC and other administrative rules, regulations, tariffs, and any rules of other governmental bodies applicable to Subcontractor's business.

1.4 Term. The term of this Agreement is five (5) years, unless terminated sooner as permitted in this Agreement. This Agreement automatically renews for successive five-year terms unless either party gives the other party written notice of non-renewal at least sixty (60) days before the anniversary date.

1.5 Territory. As of the Effective Date, Subcontractor may solicit orders in the geographic area set forth in EXHIBIT A (the "Territory").
                                       ----------

1.6 Limited Engagement. Subcontractor's engagement is limited to the solicitation of orders for the Services. Service Provider may add or delete
Services  in  its  discretion  without  notice  to  Subcontractor.

1.7 Reserved Accounts. Subcontractor is not authorized to call upon or solicit orders from the reserved accounts of Service Provider (the "Reserved Accounts") as determined by Service Provider from time to time, without Service Provider and ACL's prior written approval. ACL shall provide a list of the Reserved Accounts and furnish updates of the list.

1.8 Service Provider Designation and use of Marks: Subcontractor will not represent itself as an authorized representative of Service Provider or use its trademarks unless and until it is approved and authorized to do so under separate agreement with the Service Provider. Subcontractor acknowledges that such authorization does not transfer any ownership, rights or interest in the trademarks other than those, if any, expressly granted by the Service Provider. Subcontractor will abide by Service Provider's rules and regulation concerning usage of the trademarks. Any violation of the foregoing provision constitutes a material breach of this Agreement and will subject Subcontractor to any and all legal and equitable remedies available including, but not limited to, injunctive relief, as well as attorney's fees and cost of litigation.

2     PERFORMANCE  BY  SUBCONTRACTOR

2.1 Subcontractor agrees that the terms and conditions of this Agreement shall be supplemented by ACL's and Service Provider's Policies and Procedures that may be promulgated from time to time and that the Policies and Procedures shall be a part hereof and further, that Subcontractor will follow and comply with all such Policies and Procedures and if there is any conflict between such Policies and Procedures and the terms of this Agreement that the Policies and Procedures shall govern and control. Policies and Procedures may be issued by ACL or Service Provider under various forms, including, but not limited to, Memorandums, Marketing Bulletins, Finance Bulletins, Fraud Bulletins, Notices, Commission Notices, etc.

2.2 Subcontractor shall use its best efforts to solicit orders for Services at such prices, terms, and conditions as Service Provider shall specify from time to time (via issuance of price lists, pricing policies, or otherwise).


2.2.1 Subcontractor has no authority (other than as may be specified by Service Provider from time to time) to modify prices, terms, or conditions unless otherwise expressly permitted to do so by Service Provider in writing in advance. Subcontractor shall not offer any hidden discounts or rebates in connection with the sale of the Services.

2.2.2 All orders are subject to acceptance by Service Provider. Subcontractor has no authority to approve orders on ACL's or Service Provider's behalf. Service Provider may decline to accept, or revoke its acceptance of, any order in accordance with its standard business policies and procedures.

2.2.3 All orders shall be written and submitted on standard Service Provider forms and agreements supplied to Subcontractor by Service Provider. Subcontractor agrees and acknowledges that it has received and will comply with all ACL and Service Provider Policies and Procedures regarding the completion and submission of Service Provider forms and agreements. Failure to comply with such Policies and Procedures may result in a chargeback of commissions, spiffs, if any, and any other monetary payments made or allegedly due to be made from ACL to Subcontractor.

2.2.4     Subcontractor  shall  provide  any  requested  assistance  to  Service
Provider  in  obtaining  credit  information  about  prospective  customers.

2.2.5 Subcontractor will accept only the types of identification from subscribers pre-approved by ACL and Service Provider and will promptly remit all deposits it receives from subscribers to ACL and shall maintain full, complete and accurate records of such identification obtained.

2.2.6 Subcontractor will not submit service agreements for Subscribers that have been deactivated by any Service Provider within the one-hundred eighty
(180) days prior to the date the application is submitted by Subcontractor ("Churned Customers")

2.3     Subcontractor  may  be  assigned  a  minimum  performance  requirement reflecting ACL or Service Provider's reasonable estimate of the business potential of the Territory. The minimum performance requirement may also be a prerequisite to receiving demonstration lines and residualsSome Service Providers may pay an Authorized Subcontractor a percentage of the revenue ("residuals") generated by subscribers activated under Subcontractor's sales tracking code. . The minimum performance requirement is specified in EXHIBIT
                                                                         -------
B. The minimum performance requirement may be revised upon notice from ACL or Service Provider at their discretion.

2.4 The conduct of Subcontractor shall conform to the highest ethical standards and shall reflect favorably at all times on the good name and reputation of ACL and Service Provider. Subcontractor shall make no representations about ACL, Service Provider, the Services or the Subscriber Equipment other than those contained in Service Provider's promotional literature or otherwise authorized in writing by Service Provider through ACL. Subcontractor shall comply with all policies and guidelines published by Service Provider and ACL from time to time. Subcontractor shall make no disparaging statements of any kind whatsoever concerning or relating to ACL, its affiliates, subsidiaries, related companies, members, employees, etc. or Service Provider.

2.5 Subcontractor's personnel shall complete all training provided and/or required by ACL and shall develop a working knowledge of all written materials provided by ACL which ACL in its sole discretion determines are required to effectively and efficiently demonstrate and market the Services and the Subscriber Equipment to end-user Subscribers.

2.6 Subcontractor shall be responsible for all aspects of its marketing of the Services and the Subscriber Equipment to end-user customers. Said responsibilities shall include, but are not limited to, soliciting customers, evaluating customer Equipment and Service needs, preparing customer contracts, completion of order forms, obtaining customer credit information and submitting the completed contracts, orders and credit information received by Subcontractor to ACL or its designee. In addition, Subcontractor is required to use and to strictly adhere to those marketing/advertising programs, practices and operating methods and procedures that ACL has notified Subcontractor are applicable to Subcontractor's Service and Equipment marketing activities.

2.7 Subcontractor shall be responsible for fully training customers on the proper use of the Services and the Subscriber Equipment and taking any other actions reasonably required to ensure full customer satisfaction with the Services, the Subscriber Equipment, ACL and Service Provider.

3.     ACL'S  RESPONSIBILITIES
       -----------------------

3.1 ACL shall timely process and activate all Subcontractor customer orders subject to the occurrence of any events not within ACL's control. Any delays in processing or fulfillment of an order shall be brought to the attention of Subcontractor as soon as practical.

3.2 ACL shall from time to time provide training to Subcontractor in the marketing and promotion of the Services and Equipment.

3.3 ACL will notify Subcontractor of any change in the Policies and Procedures of ACL and Service Providers.

3.4 Subject to Subcontractor's full and complete compliance with the terms and conditions of this Agreement, and subject to all applicable chargeback rules (as set forth herein and in Service Provider's applicable rules, regulations, policies and procedures) ACL shall pay Subcontractor sales commissions on subscriber account orders as set forth in Section 4 and Exhibit B.

4.     COMMISSIONS
       -----------

4.1 Provided Subcontractor fulfills the requirements of section 2.1 and order is accepted and activated ("service activation") by Service Provider, and Subcontractor is otherwise in full and complete compliance with the terms and conditions of this Agreement, Subcontractor shall be entitled to receive a sales commission ("commission") at the rate(s) set forth in Exhibit B hereof and subject to Sections 4 and 6 of this Agreement. The applicable commission may be adjusted by ACL from time to time in accordance with changes in the commission rate available to ACL pursuant to its Agreement with Service Provider. Such adjustments or modifications shall be applicable to Subcontractor effective on the date the change is made effective by the Service Provider. Commissions shall be calculated based on the actual commission received by ACL from Service Provider for the order submitted by Subcontractor. Subcontractor will be paid on the 15th day of the second month following the month of the service activation.

4.2 Subcontractor acknowledges and agrees that in the event that a subscriber account is deactivated or canceled at any time during the 180 day period ("chargeback period") following the date of the service activation, Subcontractor must refund to ACL all monetary payments (including but not limited to activations commissions, spiffs, coop funds and bonuses, if any etc.) paid to Subcontractor as consideration for Subcontractor's activation of new subscribers ("chargeback"). Migration of a customer from a higher plan to a lower plan may also result in a chargeback of commission if the migration occurs at any time during the 180-day period following the date of the Service Activation. Commissions and all other monetary payments may also be charged back if Subcontractor fails to comply with ACL or Service Provider's Policies and Procedures. Service Provider may change chargeback policies from time to time and such changes shall be applicable to Subcontractor on the date such change(s) is made effective by the Service Provider.

4.3 Subcontractor may dispute any commission payment in writing within ninety (90) days of the date of payment. After ninety (90) days, Subcontractor's dispute is deemed waived and the commission payment is final. Subcontractor's mere submission of a dispute in writing does not automatically entitle Subcontractor to an adjustment of the commission, which shall only be adjusted based on the decision of ACL and/or the Service Provider.

4.4 No commissions, spiffs, if any, or other monetary payments, will be paid for Churned Customers.

4.5 ACL disclaims and does not make any guaranty, warranty or representation, express or implied, as to the amount of commissions, spiffs, if any, or other monetary payments that Subcontractor may earn as a result of becoming a Subcontractor for ACL and/or for Service Provider.

4.6 ACL is not liable for commissions, spiffs, if any, any other monetary payments and/or any portion thereof owed to any third party acting on behalf of Subcontractor or pursuant to contracts between such party and Subcontractor. Subcontractor will indemnify and hold ACL harmless from any and all claims brought by such third parties for the payment of any portion of commissions and shall be directly liable to ACL for all of ACL's court costs incurred in connection with such claims including, but not limited to ACL's attorney's fees

4.7 Subcontractor acknowledges that ACL in its sole discretion may withhold payment of commissions, spiffs, if any, and any other monetary payments under a variety of circumstances including, but not limited to, in the event that Subcontractor stops activating subscriber accounts through ACL, if Subcontractor has a high chargeback rate or if Subcontractor does not have a sufficient number of service activations in the current period to cover potential chargebacks from previous months.

4.8 Subcontractor will forfeit all commissions, spiffs, if any, and any other monetary payments if Subcontractor or persons acting on its behalf or pursuant to contracts between such person and Subcontractor are involved in subscriber fraud or submit fraudulent customer orders for activation, if Subcontractor commits any breach of this Agreement and/or if Subscriber engages in any other unlawful or illegal conduct. Subcontractor shall reimburse ACL for any damages, fines or penalties imposed upon ACL as a result of Subcontractor's actions and shall reimburse ACL for any and all of ACL's court costs (including, but not limited to ACL's attorney fees) incurred as a result of Subcontractor's actions. ACL shall chargeback against all monetary payments due to Subcontractor, all uncollected amounts billed to any subscriber account which was procured by or through fraud or fraudulent means, including by the false representation of identity by the end user and amounts adjusted to the account of an end user because of misrepresentations made by Subcontractor. If there are insufficient commissions accrued against which to chargeback such uncollected amounts, Subcontractor will remain liable for such uncollected amounts.



5.     EQUIPMENT
       ---------

5.1 All subscriber equipment ("equipment") will be purchased from ACL on the terms "C.O.D." A credit limit may be established by ACL in its sole discretion.

5.2 Subcontractor will sell, tender and/or deliver such equipment only to end-user subscribers for services activated through ACL. Subcontractor is strictly prohibited from selling or reshipping equipment sold by ACL outside of the Subcontractor's designated territory or to end-users who do not subscribe to ACL's Services ("Transshipment). Violation of this provision shall be a material breach of this Agreement and will subject Subcontractor to any and all legal and equitable remedies available as well as reimbursement by Subcontractor of all of ACL's attorneys' fees, costs and expenses of litigation.

5.3 Subcontractor is responsible for any and all of the costs of shipping equipment regardless of whether the cost is incurred in a sale to Subcontractor or a return by Subcontractor. ACL will ship all equipment by UPS ground track, unless specified otherwise by Subcontractor.

5.4 For any sale of equipment to Subcontractor, the packing list delivered with the equipment will be deemed to accurately reflect the equipment delivered to Subcontractor unless the Subcontractor notifies ACL, in writing, within one business day of any delivery any dispute regarding the packing list. Subcontractor's mere submission of a dispute in writing will not automatically entitle Subcontractor to a determination that the packing list is inaccurate and should be adjusted. The packing list will only be adjusted when both Subcontractor and ACL both mutually agree that there is an error warranting adjustment.

5.5 Equipment is not returnable unless it is defective and the original supplier or Service Provider will accept its return. Returns of defective equipment are subject to ACL, manufacturer, supplier and/or Service Provider requirements including, but not limited to, supplying sales receipts; the original packaging, manuals and accessories in their original condition; and/or other requirements. The foregoing notwithstanding, "special order" equipment is not returnable to ACL nor will ACL assist Subcontractor in returning any "special order" equipment to a Service Provider or supplier.

5.6 The only warranty, except for warranty of title, provided with any Equipment purchased hereunder is the manufacturer's Limited Warranty. Any change, alteration, modification or amendment to the manufacturer's warranty granted by Subcontractor to a subscriber will be the sole responsibility of the Subcontractor. Any costs, administrative, legal or otherwise connected with any additional warranty must be borne by the Subcontractor and the Subcontractor hereby agrees to hold ACL harmless and indemnify ACL for any such costs including, but not limited to, all of ACL's court costs including attorney's fees. Subcontractor agrees it will seek relief exclusively under any warranty provisions from the manufacturer and not ACL.

5.7 ACL disclaims all warranties on Equipment and Services furnished hereunder including without limitation, all implied warranties of merchantability and fitness for a particular purpose and any other warranty, express or implied, except for warranty of title with respect to Equipment.

5.8 In no event will ACL be liable to Subcontractor or any other person or party purchasing from Subcontractor or using the equipment or services for loss of time, inconvenience, loss of use of the Equipment or Services, property damage and/or personal injury caused by equipment or any failure thereof or for any other indirect, special reliance, incidental or consequential loss or damage arising out of this Agreement or from any obligation hereunder or from the use or performance of the equipment or services, whether in an action arising out of alleged breach of warranty (except as regards statutory rights to damages, if any, relating to the manufacturer's warranty) alleged breach of contract, delay, negligence, strict tort liability, patent or copyright infringement or otherwise. In any event, ACL's total liability is limited to the price actually paid for the equipment from which the claims arise. This paragraph will survive the termination or expiration of this Agreement.

6.     CHARGEBACK  &  EQUIPMENT  BALANCE  OFFSETS

6.1 Chargebacks, equipment balances and demonstration line charges will be deducted directly from the credit balance of any Commissions, spiffs, if any, Coop Funds and/or any other monetary payments specifically here owed to Subcontractor by ACL pursuant to this or any other Agreement between the parties and their affiliates. If Subcontractor does not have a sufficient credit balance to permit a set off as described above, Subcontractor will pay the amount due within 10 days of receiving a balance due notice. If ACL is forced to take legal action to enforce its rights hereunder, Subcontractor agrees to pay ACL's reasonable attorney's fees, court costs, and other costs of collections incurred in connection with such enforcement.

6.2 ACL shall reconcile on a periodic basis the credits and debits to Subcontractor's commission account that result from (i) the dollar value difference between orders transmitted by Subcontractor and orders for which payment is actually received by ACL and (ii) any returns, refunds, credits, chargebacks, overpayments, reimbursements, or other deductions or offsets made in connection with orders on which Subcontractor received a commission, spiff, if any, or any other monetary payment; PROVIDED, HOWEVER, THAT NO COMMISSION, SPIFF, IF ANY, OR OTHER MONETARY PAYMENT FROM ACL TO SUBCONTRACTOR SHALL BE FINAL UNTIL SUCH TIME AS BOTH (1) ACL SHALL HAVE RECEIVED ITS COMMISSION, SPIFF, IF ANY, OR OTHER RELATED MONETARY PAYMENT FROM SERVICE PROVIDER ON
SUBCONTRACTOR'S SALES AND (2) SUCH SUBCONTRACTOR SALES SHALL NO LONGER BE SUBJECT TO ANY RETURN, REFUND, CREDIT, CHARGEBACK, REIMBURSEMENT, OR OTHER DEDUCTION OR OFFSET THAT WOULD IN EFFECT REDUCE THE COMMISSION, SPIFF, IF ANY, OR OTHER RELATED MONETARY PAYMENT PAID BY SERVICE PROVIDER TO ACL WITH RESPECT TO SUCH SUBCONTRACTOR SALES.

7.     TERMINATION

7.1     BASIS  FOR  TERMINATION.  This  Agreement  may  be  terminated  in  the
        ------------------------
following  manner:

7.1.1     By  mutual  agreement  of  ACL  and  Subcontractor;

7.1.2 By ACL without notice to Subcontractor, for "cause" which shall be defined as (i) conduct amounting to fraud or dishonesty against ACL or Service Provider, or (ii) commission of a crime, or (iii) conduct which brings dishonor to ACL or Service Provider, or (iv) failure for any reason to follow the policies or guidelines of ACL or Service Provider, or (v) breach of the provisions of this Agreement or (vi) any voluntary or involuntary filing for bankruptcy, reorganization or other debtor relief, insolvency, or assignment for the benefit of creditors, or (vii) failure to continue day-to-day operations, or
(viii) any material change in ownership or control of Subcontractor or (ix) failure to meet minimum performance requirements as described in Section 2.3 and Exhibit B, (x) any other conduct, omission or statement by Subcontactor which ACL, in its sole discretion, deems to be adverse to the interests of ACL, its subsidiaries, affiliates and related companies.

7.1.3 Subcontractor has the right to terminate this Agreement if ACL is in material breach of its obligations hereunder and fails to cure such breach within 60 days after written notice thereof is delivered to ACL. The termination will be effective at the end of the 60-day period.

7.2 Upon termination of Subcontractor's engagement for whatever reason, (i) ACL shall have no further obligation to Subcontractor except to pay, one hundred and eighty (180) days after the date of the last service activation, any accrued but unpaid commissions, spiffs, if any, etc. Notwithstanding the foregoing, ACL shall have no obligation to pay the amounts described in this Section unless and until all damages, expenses, costs (including, but not limited to, ACL's attorney's fees) or liabilities relating to the event giving rise to termination (if any) incurred by ACL or Service Provider have been fully paid and satisfied. ACL's payment of such commissions, spiffs, if any, etc. is further subject to ACL's reconciliation of all of Subcontractor's chargebacks which may be deducted from any commissions, spiffs, if any, etc. owing to Subcontractor; (ii) All of Subcontractor's indebtedness to ACL shall be immediately due and payable.

7.3 Upon request of ACL and in all events upon termination of this Agreement for any reason, Subcontractor shall return to ACL or its designee any and all property in whatever form in the possession or control of Subcontractor or its personnel concerning or relating to ACL, Service Provider, or this Agreement, including but not limited to any point of sale inventory, demonstration equipment, information containing Trade Secrets or Proprietary Information (as those terms are defined at Section 8 hereof), sales literature, and such other materials as ACL may request.

7.4 In addition to any other responsibility or obligation set forth in any other provision of this Agreement that by its nature or terms shall continue beyond the period of this Agreement, Subcontractor shall immediately upon termination or non-renewal of this Agreement: (a) cease holding itself out or in any other manner representing itself to others as affiliated or associated with ACL or Service Provider; (b) return to ACL or destroy, at ACL's request, any and all signs, order forms, price lists, stationary or other materials or documents supplied by ACL or with the name of ACL or Service Provider imprinted thereon; (c) notify and arrange for all publishers and others who may identify, list, or publish Subcontractor's name as a source for sales of the Services and Subscriber Equipment to cease doing so; and (d) take such other and further actions and steps and/or execute such other documents as ACL deems necessary and appropriate under the circumstances.

8     NON-DISCLOSURE  OF  PROPRIETARY  INFORMATION

8.1 Subcontractor acknowledges that during the term of its engagement it will become acquainted with certain proprietary information ("Proprietary Information") of ACL and/or Service Provider, including ACL's and/or Service Provider's Trade Secrets (as hereinafter defined) and other confidential and commercially sensitive information the secrecy of which is valued by ACL or Service Provider.

8.2 The term "Trade Secret" as used in this Agreement shall have the following definition: information, without regard to form, including, but not limited to, technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential Subscribers which is not commonly known by or available to the public and which information:
(i) derives economic value, actual or potential, from not being generally known to, and not being readily accessible by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

8.3 During the period of its engagement with ACL and for a period of one (1) year thereafter, Subcontractor will not (a) disclose Proprietary Information and/or such other information or documents that ACL deems to be confidential during the course of the parties' relationship ("Confidential Information") to any person or entity other than its employees who need to know such Proprietary Information and/or Confidential Information and who personally agrees in writing to be bound by the terms of this Section 8, or (b) use such Proprietary Information and/or Confidential Information for its own benefit or for the benefit of any other person or entity, except as specifically authorized by ACL; provided, however, that to the extent any such Proprietary Information and/or Confidential Information constitutes a Trade Secret, such restrictions on disclosure and use shall remain in effect until such Proprietary Information and/or Confidential Information no longer constitutes a Trade Secret.

9     AGREEMENT  NOT  TO  SOLICIT  CUSTOMERS

(a) During the Term and for a period of one (1) year following the termination or expiration of its engagement with ACL for any reason, Subcontractor will not, directly or indirectly, solicit, contact, contract with any Subscriber whose account was serviced by Subcontractor and/or whose cellular phone services were activated by a Service Provider brought to Subcontractor as a result of this Agreement within the twelve (12) month period immediately prior to termination or expiration of this Agreement, for the purpose of inducing such Subscriber to cancel his existing account and open a new one with an alternate Service Provider.

(b) During the Term and for a period of one (1) year following the termination or expiration of its engagement with ACL for any reason, Subcontractor will not, directly or indirectly, in any capacity whatsoever, entice any person who is an employee of ACL, its affiliates, subsidiaries and/or related companies to work for Subcontractor in any manner, nor shall Subcontractor (directly or indirectly) engage, contract with, hire or otherwise retain the services of any person who is an employee of ACL, its affiliates, subsidiaries and/or related companies to work for Subcontractor, its members, directors, officer, employees, subsidiaries, affiliates and/or related companies;

10.     RIGHT  TO  INJUNCTIVE  RELIEF

Subcontractor agrees that any breach by it of the promises and obligations set forth in paragraphs 8 and/or 9 above will cause irreparable injury to ACL and hereby consents and agrees that in addition to any other legal remedies available to ACL, ACL shall have the right to obtain injunctive relief against the continuation of the breach of such provisions, and a decree for specific performance of the terms of this Agreement. In the event of any breach by Subcontractor of the provisions of paragraphs 8 or 9 above, ACL shall have the right to obtain injunctive relief against the continuation of such breach without the necessity of showing any actual damage.

11     OWNERSHIP  OF  CUSTOMER  RECORDS

All records of the accounts of customers of ACL or Service Provider and any other records and books relating in any manner to said customers, whether prepared by Subcontractor or otherwise coming into Subcontractor's possession, shall be and remain the exclusive property of Service Provider regardless of who actually prepared the original book or record. All books and records shall be immediately returned to ACL by Subcontractor upon termination of this Agreement.

12     CONFIDENTIALITY  OF  RELATIONSHIP

The parties acknowledge and understand that the relationship between ACL and Subcontractor is a confidential one and that Subcontractor will acquire certain information by reason of the confidentiality inherent in this relationship. The parties further acknowledge and understand that ACL's business is a competitive one and that Subcontractor's use of any information gained by Subcontractor as a result of its engagement with ACL to compete with ACL would substantially damage ACL. For these reasons, the parties understand and agree that the restrictions set forth in this Agreement are reasonable and necessary to the protection of ACL's business and its customers.

13     MISCELLANEOUS

13.1 Subcontractor may not assign this Agreement without ACL's express written permission, which will be given or withheld in ACL's absolute discretion. A material change in the control or ownership of subcontractor is an assignment under this Agreement. Any assignment in violation of this Agreement renders the Agreement immediately void and does not convey any right or interest.

13.2     ACL  may  assign this Agreement to an affiliate or to an entity related
to  ACL  by  common     ownership, merger, consolidation, or transfer of assets.

13.3 This Agreement along with the Exhibits attached hereto, constitute the entire agreement between the parties concerning the subject matter hereof, superseding all previous agreements, proposals, representations, or understandings, whether oral or written. Except to the extent as otherwise provided for herein, any and all modifications and/or amendments of this Agreement must be in writing and signed by both parties.

13.4 No delay or failure by either party to exercise any right or remedy hereunder shall be held to constitute a waiver of such right or remedy.

13.5 A determination that any section or sub-section of this Agreement is invalid in whole or in part shall not affect the enforceability of any other section or sub-section or the Agreement as a whole.

13.6 Subcontractor shall create, maintain and preserve the types of books and business records pertaining to its marketing of the Services and Equipment which good business practice would dictate under the circumstances. ACL shall have the right at all reasonable times to enter Subcontractor's premises and to copy, take possession of, or audit any of Subcontractor's books and records which pertain to Subcontractor's marketing of the Services and the Subscriber Equipment and/or otherwise require Subcontractor to provide ACL, on demand, with such books, business records and other documents which ACL requires in order to conduct an audit of Subcontractor's books and records

13.7 Subcontractor shall not be permitted to take indirectly, or through any corporate or other device, any action that would be prohibited by this Agreement if Subcontractor were to take such action directly.

13.8 ACL shall in no event be liable to Subcontractor for special, indirect or consequential damages of any kind, whether as a result of a loss by Subcontractor of present or prospective profits, anticipated sales, expenditures, investments, commitments made in connection with this Agreement, or on account of any other reason or cause whatsoever.

13.9 Subcontractor hereby acknowledge and agrees that it shall indemnify and hold harmless ACL, its subsidiaries, affiliates, related companies, members, employees, principals, officers, directors, managers and other representatives (the "ACL Indemnitees") from and against any liability, claim or claims, loss, cost, damage, injury or expense, including but not limited to reasonable attorneys' fees and court costs, imposed upon, incurred or suffered by the ACL Indemnitees as a result of or from any (i) breach and/or failure of Subcontractor to perform any one or more of its obligations under this Agreement; (ii) any act or omission by Subcontractor causing or resulting in any damages whatsoever to the ACL Indemnitees; and (iii) any third party claim made against the ACL Indemnitees arising from and/or relating to Subcontractor's acts and/or omissions. This provision shall survive the termination of this Agreement. Such indemnity shall include all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by the ACL Indemnitees in connection with Subcontractor's acts or omissions.

13.10 This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New York without giving consideration to the choice-of-law rules. The parties to this Agreement agree that any controversy, dispute or claim arising out of, concerning, referring to or related to this Agreement (including, but not limited to, any exhibits, addendums and/or future written modifications, if any, to this Agreement) or the breach thereof, shall be settled by a court of competent jurisdiction within New York County, State of New York.

13.11 Each party represents to the other that it has complete authority to enter into this Agreement and that the individual(s) signing this Agreement have the authority to sign this Agreement on each party's behalf, respectively.

13.12 Subcontractor represents and warrants to ACL that the execution of this Agreement and the performance of this Agreement does not and will not violate any other contract or obligation to which Subcontractor, and/or any of its principals, employees, agents and/or representatives is a party, including any applicable dealer agreements, non-competition or confidentiality agreements.

13.13 Subcontractor must be insured by an insurance company with a Best's rating of A VII or better under comprehensive general liability insurance policies against claims for bodily and personal injury, death and/or property damage caused by or occurring in conjunction with the operation of Subcontractor's business. ACL must be named as an additional insured under the policy. Upon request, Subcontractor will provide ACL with a certificate of such insurance confirming the issuance of such policy and that ACL is named as an additional insured under such policy.

13.14 GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY GUARANTEES AND AGREES TO BE THE UNCONDITIONAL AND IRREVOCABLE SURETY FOR THE FULL AND COMPLETE PERFORMANCE OF EACH AND EVERY OBLIGATION OF SUBCONTRACTOR UNDER THIS AGREEMENT AND ANY AMENDMENT OR MODIFICATIONS HERETO AND TO BE BOUND BY ACL'S AND/OR SERVICE PROVIDER'S RULES, REGULATIONS, POLICIES AND PROCEDURES, REGARDLESS OF WHEN SUCH OBLIGATION(S) MAY ARISE OR BE IMPOSED, AND HEREBY WAIVES ANY AND ALL RIGHTS REGARDING PRIOR PRESENTMENT, DEMAND AND/OR NOTICE FROM OR TO ANY PARTY AND WAIVES ALL DEFENSES WHETHER EXISTING OR HEREAFTER ARISING, INCLUDING, BUT NOT LIMITED TO, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING. GUARANTOR HAS A MONETARY AND/OR PROPRIETARY INTEREST IN THE SUCCESS OF THE BUSINESS OF THE SUBCONTRACTOR AND HAS PROVIDED THIS GUARANTY TO ACL AS AN INDUCEMENT FOR ACL TO ENTER INTO THE AGREEMENT. THE PARTIES NEGOTIATED FOR AND ENTERED INTO THIS
SECTION 13.14 SEPARATELY AND EACH PARTY HAS RECEIVED GOOD AND VALUABLE CONSIDERATION FOR IT.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SUBCONTRACTOR     ACL:
    /s/ Scott Gallagher      /s/ Alan Boss
   --------------------      ----------------
By:  Scott  Gallagher     By:   Alan  Boss

Name:  Scott  Gallagher     Name:  Alan  Boss

Title:  CEO     Title:  President


                                    EXHIBIT A
                                    ---------


ACL authorizes and Subcontractor agrees to sell the following wireless services in the following territories subject to the terms and conditions of this
Agreement:


                          WIRELESS SERVICES & TERRITORY
                          -----------------------------


   SERVICE PROVIDER     TERRITORYFOOT2TERRITORY: ACL IS NOT OBLIGATED UNDER THIS
                                      ---------
   AGREEMENT TO COMPENSATE SUBCONTRACTOR FOR SIGNING UP SUBSCRIBERS OUTSIDE THE
     DESIGNATED GEOGRAPHIC TERRITORY.  THE TERRITORY MAY BE MODIFIED BY ACL IF
        SERVICE PROVIDER MODIFIES ACL'S TERRITORY IN A MANNER THAT AFFECTS SUBCONTRACTOR'S TERRITORY, AND ONLY TO THE EXTENT OF SUCH MODIFICATION. INITIAL HERE
    ---------



     State  of  Florida     SG  Subcontractor
          AB  ACL
NEXTEL  COMMUNICATIONS
----------------------

     State  of  Florida     SG  Subcontractor
          AB  ACL
T-MOBILE  SERVICES
------------------

SG
--
SUBCONTRACTOR

AB
--
ACL
INITIAL  HERE

SG
--
SUBCONTRACTOR

AB
--
ACL